UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 8, 2024
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JANONE INC.
(Exact Name of Registrant as Specified in Charter)
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Nevada	000-19621	41-1454591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102 Las Vegas, NV 89119
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: 702-997-5968
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JAN	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.
On February 7, 2024, JanOne Inc. (the “Company”) amended two of its outstanding promissory obligations to add convertibility provisions to each. The per-share conversion price for each obligation, as amended, was set at $0.61, subject to standard adjustments for (i) stock dividends and splits, (ii) subsequent rights offerings, and (iii) pro rata distributions. The Company’s board of directors provided its final approvals of the amendments on February 7, 2024. The conversion price of each amendment was set in accordance with Nasdaq Rule 5635(d)(ii) “the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the [amendments]” (February 6, 5, 2, and 1 and January 31, 2024).
Please see the Company’s Fourth Amendment to Secured Revolving Line of Credit in favor of Isaac Capital Group LLC (“ICG”) and the Company’s First Amendment to Promissory Note in favor of Live Ventures Incorporated (“Live”). The foregoing descriptions of the amended obligations are not complete and are qualified in their entirety by reference to the full text of the amended agreements, a copy of each of which is filed herewith as Exhibits 10.101 and 10.102, respectively, to this Current Report on Form 8-K and each is incorporated by reference herein.
On February 7, 2024, the Company entered into a promissory note with each of the holders of the amended promissory notes. The initial principal amount of each note is $300,000, with an interest rate of 10% per annum. One hundred thousand dollars of principal, and accrued interest thereon, for each note is due on March 7, 2024 and the balance of each note is due on December 31, 2024. At the Company’s option, the obligation under each note is convertible after the six-month anniversary thereof at a per-share conversion price of $0.61, subject to standard adjustments for (i) stock dividends and splits, (ii) subsequent rights offerings, and (iii) pro rata distributions. The Company’s board of directors approved the notes on February 7, 2024. The conversion price of each note was set in accordance with Nasdaq Rule 5635(d)(ii) “the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the [promissory notes]” (February 6, 5, 2, and 1 and January 31, 2024).
Please see the Company’s Promissory Note in favor of ICG and the Company’s Promissory Note in favor of Live. The foregoing descriptions of the notes are not complete and are qualified in their entirety by reference to the full text of the promissory notes, a copy of each of which is filed herewith as Exhibits 10.103 and 10.104, respectively, to this Current Report on Form 8-K and each is incorporated by reference herein.
This amended Current Report on Form 8-K corrects the conversion price of each of the four agreements disclosed in the 8-K filed on February 8, 2024 from $0.58 to $0.61.
Item 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.101	Form of Fourth Amendment to Secured Revolving Line of Credit with Isaac Capital Group LLC, dated February 7, 2024 (corrected).
10.102	Form of First Amendment to Promissory Note with Live Ventures Incorporated, dated February 7, 2024 (corrected).
10.103	Form of First Amendment to Promissory Note with Live Ventures Incorporated, dated February 7, 2024 (corrected).
10.104	Form of Promissory Note in favor of Live Ventures Incorporated, dated February 7, 2024 (corrected).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JanOne Inc.

	By:	/s/ Tony Isaac
	Name:	Tony Isaac
	Title:	President and Chief Executive Officer

Dated: February 9, 2024